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                                          Exhibit 11.1
                               COUNTRYWIDE CREDIT INDUSTRIES, INC.
                      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                     Nine Months
                                                                                 Ended November 30,
                                                                                 1997           1996
                                                                           ---------------- -----------------
                                                                           (Dollar amounts in thousands,
                                                                               except per share data)
Primary

   Net earnings applicable to common stock                                     $259,881          $189,056
                                                                           ================ =================


   Average shares outstanding                                                   107,111           102,666
   Net effect of dilutive stock options --
     based on the treasury stock method
     using average market price                                                   4,062             2,287
                                                                           ---------------- -----------------

       Total average shares                                                     111,173           104,953
                                                                           ================ =================

   Per share amount                                                               $2.34             $1.80
                                                                           ================ =================


Fully diluted

   Net earnings applicable to common stock                                     $259,881          $189,056
                                                                           ================ =================


   Average shares outstanding                                                   107,111           102,665
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the closing market price, if higher than
     average market price.                                                        5,608             3,401
                                                                           ---------------- -----------------

       Total average shares                                                     112,719           106,066
                                                                           ================ =================

   Per share amount                                                               $2.31             $1.78
                                                                           ================ =================
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